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                                                                   EXHIBIT 10.7

                       BIG BUCK BREWERY & STEAKHOUSE, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         Big Buck Brewery & Steakhouse, Inc. (the "Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's Common Stock, hereby grants to the Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares specified below, during a term ending at 5:00 p.m. (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

         1. IDENTIFYING PROVISIONS. As used in this Option, the following terms shall have the following respective meanings:

         (a)   Grantee:  [GRANTEE]
                         -----------------------------------------------------
         (b)   Date of grant:  MARCH 30, 2001
                               -----------------------------------------------
         (c)   Number of shares optioned:  20,000
                                          ------------------------------------
         (d)   Option exercise price per share:  $1.00
                                                 -----------------------------
         (e)   Expiration date:  MARCH 30, 2006
                                 ---------------------------------------------

         This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.

         2. VESTING SCHEDULE AND EXPIRATION. Subject to the provisions for termination herein, this Option shall be exercisable cumulatively, to the extent it is vested, as set forth below:

                     DATE                      AMOUNT VESTED
                     ----                      -------------
                     March 30, 2001                 25%
                     March 30, 2002                 50%
                     March 30, 2003                 75%
                     March 30, 2004                100%


         3. TERMINATION PROVISIONS - DEATH OF GRANTEE. If the Grantee shall die while this Option remains exercisable, the Grantee's legal representative or representatives or the persons entitled to do so under the Grantee's last will and testament or under applicable intestate laws shall have the right to exercise this Option, and such right shall expire and this Option shall terminate one year after the date of the Grantee's death or on the expiration date of this Option, whichever date is earlier. In all other respects, this Option shall terminate upon such death.

         4. RESTRICTIONS ON TRANSFERABILITY OF OPTION. This Option may not be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative.

         5. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination, or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of shares purchasable upon exercise of this Option immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination, or dividend payable in Common Stock and multiplying the result of such division against the number of shares purchasable upon the exercise of this Option immediately preceding such event, so as to

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achieve an exercise price and number of shares purchasable after such event proportional to such exercise price and number of shares purchasable immediately preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No fractional shares are to be issued upon the exercise of this Option, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company. In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger, or sale, as the case may be, lawful provision shall be made so that the Grantee shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the Grantee would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, the Grantee had held the number of shares which were then purchasable upon the exercise of this Option. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Grantee, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Option.

         6. EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK. This Option may be exercised by the Grantee or other person then entitled to exercise it by giving written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by cash, by cashier's check payable to the order of the Company or by wire transfer to an account specified by the Company in payment of such price. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a check to the order of the Company in payment of the amount thus required to be withheld.

         7. RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

         8. REQUIREMENTS OF LAW. By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.

         No certificate for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company. The Company may require that such certificate contain on the face thereof a legend substantially as follows:

         No sale, offer to sell or transfer of the shares represented by this certificate shall be made without (i) the opinion of counsel satisfactory to the Company that such sale, offer, or transfer may be made without registration or qualification under the Securities Act and applicable state securities laws or (ii) such registration or qualification.

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         9.   NOTICES. Any notice to be given to the Company shall be
addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee's signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

        10. RULES OF CONSTRUCTION. This Agreement has been executed and delivered by the Company in Michigan and shall be construed and enforced in accordance with the laws of said State, other than any choice of law rules calling for the application of laws of another jurisdiction.

         IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                                       BIG BUCK BREWERY & STEAKHOUSE, INC.



                                       By  /s/ WILLIAM F. ROLINSKI
                                         ---------------------------------------
                                           William F. Rolinski
                                           President and Chief Executive Officer



                                       -----------------------------------------
                                       [grantee]